Dentsply Sirona Reports 2020 Third Quarter Results

•Net sales of $895 million declined 7.0%. Organic sales declined 8.8%
•GAAP operating income of $82 million decreased 25.4%. Non-GAAP operating income of $197 million increased 14.3%
•GAAP EPS of $0.25 decreased 34.2%. Non-GAAP EPS of $0.67 increased 17.5%
•Cash flow from operations of $207 million

Charlotte, N.C., November 5, 2020 - DENTSPLY SIRONA Inc. (“Dentsply Sirona”) (Nasdaq: XRAY), The Dental Solutions Company, today announced its financial results for the three months ended September 30, 2020.

Don Casey, CEO commented: “Our third quarter results reflect a recovery in global dental markets, the actions we took to address pandemic related challenges, and the ongoing structural changes designed to improve our performance over the long-term. While we saw an encouraging improvement in business trends during the quarter, the outlook remains uncertain as a second wave of the pandemic impacts various countries around the world. We remain focused on delivering on our strategic imperatives to drive growth and innovation, while taking appropriate actions to manage our costs in the uncertain environment.”

Q3 20 Summary Results (GAAP)

(in millions, except per share amount and percentages)	Q3 20	Q3 19	YoY
Net Sales	895	962	(7.0%)
Operating Income	82	110	(25.4%)
Operating Income %	9.1%	11.4%
Diluted EPS	0.25	0.38	(34.2%)

Q3 20 Summary Results (Non-GAAP)[1]

(in millions, except per share amount and percentages)	Q3 20	Q3 19	YoY
Net Sales	895	962	(7.0%)
Organic Sales Growth %			(8.8%)
Operating Income	197	172	14.3%
Operating Income %	22.0%	17.9%
Diluted EPS	0.67	0.57	17.5%
[1] Organic sales growth, Non-GAAP operating income, and Non-GAAP EPS are Non-GAAP financial measures which exclude certain items. Please refer to "Non-GAAP Financial Measures" below for a description of these measures and to the tables at the end of this release for a reconciliation between GAAP and Non-GAAP measures.

Segment Results

Technologies & Equipment Segment

Third quarter 2020 sales were $504 million, down 5.7% versus prior year. Currency increased sales by 1.9%, while divestitures and discontinued products positively impacted sales by 0.9%. On an organic basis, net sales declined by 8.5%. Healthcare had positive organic growth, Equipment & Instruments sales were flat, offset by declines in Digital Dentistry.

Consumables Segment

Third quarter 2020 sales were $391 million, down 8.6% as compared to the prior year quarter. Foreign currency favorably impacted sales by 0.6%, while divestitures and discontinued products increased sales growth by 0.1%. On an organic basis, consumables sales declined by 9.3% as compared to prior year. The decline in organic sales was driven by the Rest of World and Europe, partially offset by increased U.S. sales. All product groups declined compared to prior year, with Laboratory sales being the most impacted category.

Cash Flow and Liquidity

Operating cash flow in the third quarter of 2020 was $207 million, as compared to $159 million in the third quarter of 2019. The increase in cash flow was driven by the higher level of earnings and continued effective working capital management. In the third quarter, the Company paid $21 million in dividends, bringing a total of $205 million returned to shareholders in the first nine months of 2020. At September 30, 2020, the Company had $1.3 billion of cash available on its balance sheet.

Fiscal Year 2020 Outlook

As a result of the uncertainty around the duration of the COVID-19 pandemic and its impact on the business, the Company continues to not provide 2020 guidance.

Recent Announcements & Additional Highlights

Introduced Axeos™ 2D and 3D Imaging System

The Axeos imaging system has a large 3D Field of View for ortho, implant, maxillofacial surgery and upper airway analysis. Axeos is equipped with a direct conversion sensor and Dentsply Sirona’s Sidexis 4 imaging software and is compatible with a wide variety of Practice Management Systems and planning software.

Appointed New Board Member

Recently, the Company announced that Clyde R. Hosein had been appointed to its Board of Directors, increasing the size of its Board from eleven to twelve members. Mr. Hosein brings deep experience in the management of high-tech companies and a strong track record of financial and operational execution to the Board.

Conference Call/Webcast Information
Dentsply Sirona’s management team will host an investor conference call and live webcast on November 5, 2020 at 8:30 am ET. A presentation will also be available on www.dentsplysirona.com in the Investors section.

Investors can access the webcast via a link on Dentsply Sirona’s web site at www.dentsplysirona.com. For those planning to participate on the call, please dial +1-877-370-7637 for domestic calls, or +1-629-228-0723 for international calls. The Conference ID # is 2187918. A replay of the conference call will be available online on the Dentsply Sirona web site, and a dial-in replay will be available for one week following the call at +1-855-859-2056 (for domestic calls) or +1-404-537-3406 (for international calls), replay passcode # 2187918.

About Dentsply Sirona
Dentsply Sirona is the world’s largest manufacturer of professional dental products and technologies, with a 133-year history of innovation and service to the dental industry and patients worldwide. Dentsply Sirona develops, manufactures, and markets a comprehensive solutions offering including dental equipment and dental consumable products under a strong portfolio of world class brands. The Company also manufactures and markets healthcare consumable products. As The Dental Solutions Company, Dentsply Sirona’s products provide innovative, high-quality and effective solutions to advance patient care and deliver better, safer and faster dentistry. The Company’s shares of common stock are listed in the United States on Nasdaq under the symbol XRAY. Visit www.dentsplysirona.com for more information about Dentsply Sirona and its products.

Contact Information:
Investors:
John Sweeney, CFA, IRC
Vice President, Investor Relations
+1-717-849-7863
John.Sweeney@dentsplysirona.com

Forward-Looking Statements and Associated Risks

All statements in this press release that do not directly and exclusively relate to historical facts constitute “forward-looking statements.” These statements represent current expectations and beliefs, and no assurance can be given that the results described in such statements will be achieved. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of our control. Furthermore, many of these risks and uncertainties are currently amplified by and may continue to be amplified by or may, in the future, be amplified by, the novel coronavirus (“COVID-19”) pandemic and the impact of varying private and governmental responses that affect our customers, employees, vendors and the economies and communities where they operate. For a written description of these factors, see the section titled “Risk Factors” in Dentsply Sirona’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and any updating information in subsequent SEC filings including the Company's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 2020. No assurance can be given that any expectation, belief, goal or plan set forth in any forward-looking statement can or will be achieved, and readers are cautioned not to place undue reliance on such statements which speak only as of the date they are made. We do not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In millions, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net sales	$894.8	$962.1	$2,259.7	$2,917.7

Cost of products sold	452.5	448.1	1,173.5	1,363.2

Gross profit	442.3	514.0	1,086.2	1,554.5

Selling, general, and administrative expenses	341.9	399.3	1,014.5	1,262.1

Goodwill impairment	—	—	156.6	—

Restructuring and other costs	18.7	5.2	62.5	68.1

Operating income (loss)	81.7	109.5	(147.4)	224.3

Net interest and other expense (income)	15.0	3.0	35.5	16.4

Income (loss) before income taxes	66.7	106.5	(182.9)	207.9

Provision (benefit) for income taxes	12.5	21.5	(1.3)	47.3

Net income (loss)	54.2	85.0	(181.6)	160.6

Less: Net income (loss) attributable to noncontrolling interest	0.4	—	(0.1)	—

Net income (loss) attributable to Dentsply Sirona	$53.8	$85.0	$(181.5)	$160.6

Net income (loss) per common share attributable to Dentsply Sirona:
Basic	$0.25	$0.38	$(0.83)	$0.72
Diluted	$0.25	$0.38	$(0.83)	$0.71

Weighted average common shares outstanding:
Basic	218.5	223.1	219.4	223.5
Diluted	219.2	224.9	219.4	225.2

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In millions)

	September 30, 2020	December 31, 2019

Assets
Current Assets:

Cash and cash equivalents	$1,272.0	$404.9
Accounts and notes receivables-trade, net	628.1	782.0
Inventories, net	489.1	561.7
Prepaid expenses and other current assets	190.4	251.3

Total Current Assets	2,579.6	1,999.9

Property, plant and equipment, net	772.4	802.4
Operating lease right-of-use assets, net	144.1	159.3
Identifiable intangible assets, net	2,058.1	2,176.3
Goodwill	3,282.7	3,396.5
Other noncurrent assets	59.0	68.5

Total Assets	$8,895.9	$8,602.9

Liabilities and Equity
Current Liabilities:
Accounts payable	$242.8	$307.9
Accrued liabilities	564.1	629.2
Income taxes payable	75.2	56.1
Notes payable and current portion of long-term debt	296.1	2.3

Total Current Liabilities	1,178.2	995.5

Long-term debt	1,930.0	1,433.1
Operating lease liabilities	105.4	119.5
Deferred income taxes	423.1	479.6
Other noncurrent liabilities	496.9	480.3

Total Liabilities	4,133.6	3,508.0

Total Equity	4,762.3	5,094.9

Total Liabilities and Equity	$8,895.9	$8,602.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(In millions)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(181.6)	$160.6
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	103.8	101.6
Amortization of intangible assets	142.6	142.9
Amortization of deferred financing costs	3.4	2.1
Fixed asset impairment	2.4	33.4
Deferred income taxes	(52.7)	(39.9)
Stock based compensation expense	36.2	49.8
Restructuring and other costs - non-cash	5.8	15.2
Goodwill impairment	156.6	—
Indefinite-lived intangible asset impairment	38.7	5.3
Definite-lived intangible asset impairment	—	3.8
Other non-cash income	(4.7)	(12.4)
Loss on disposal of property, plant and equipment	0.7	2.9
Gain on divestiture of noncontrolling interest	—	(8.7)
Loss on sale of non-strategic businesses and product lines	—	14.0
Changes in operating assets and liabilities, net of acquisitions:
Accounts and notes receivable-trade, net	149.1	(20.7)
Inventories, net	73.8	(48.4)
Prepaid expenses and other current assets	50.2	(3.6)
Other noncurrent assets	8.0	(14.4)
Accounts payable	(64.7)	(30.5)
Accrued liabilities	(72.6)	(35.5)
Income taxes	(9.9)	11.4
Other noncurrent liabilities	(13.6)	4.6
Net cash provided by operating activities	371.5	333.5

Cash flows from investing activities:
Capital expenditures	(60.0)	(86.9)
Liquidation of short term investments	—	0.1
Cash paid for acquisitions of businesses and equity investments, net of cash acquired	(2.0)	(3.3)
Cash received on sale of non-strategic businesses or product lines	—	11.6
Cash received on derivative contracts	57.8	34.5
Cash paid on derivative contracts	(0.9)	—
Proceeds from sale of property, plant and equipment, net	0.7	4.3
Net cash used in investing activities	(4.4)	(39.7)

Cash flows from financing activities:
Repayments on short-term borrowings	(1.2)	(67.4)
Cash paid for treasury stock	(140.0)	(160.0)
Cash dividends paid	(65.9)	(58.7)
Cash paid for contingent consideration on prior acquisitions	(3.0)	(30.7)
Cash paid for acquisition of noncontrolling interest of consolidated subsidiary	(2.3)	—
Proceeds from long-term borrowings	1,448.5	119.6
Repayments of long-term borrowings	(701.0)	(251.2)
Deferred financing costs	(6.3)	(0.7)
Proceeds from exercised stock options	6.0	78.8
Cash paid on derivative contracts	(30.5)	—
Net cash provided by (used in) financing activities	504.3	(370.3)

Effect of exchange rate changes on cash and cash equivalents	(4.3)	(7.0)
Net increase (decrease) in cash and cash equivalents	867.1	(83.5)
Cash and cash equivalents at beginning of period	404.9	309.6
Cash and cash equivalents at end of period	$1,272.0	$226.1

Non-GAAP Financial Measures

Organic Sales

The Company defines "organic sales" as the increase or decrease in net sales excluding: (1) net sales from acquired and divested businesses recorded prior to the first anniversary of the acquisition or divestiture, (2) net sales attributable to discontinued product lines in both the current and prior year periods, and (3) the impact of foreign currency translation, which is calculated by comparing current-period sales to prior-period sales, with both periods converted to the U.S. dollar rate at local currency foreign exchange rates for each month of the prior period.

The "organic sales" measure is not calculated in accordance with accounting principles generally accepted in the United States ("US GAAP"); therefore, this item represents a Non-GAAP measure. This Non-GAAP measure may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. Organic sales is an important internal measure for the Company. The Company's senior management receives a monthly analysis of operating results that includes organic sales. The performance of the Company is measured on this metric along with other performance metrics.

The Company discloses organic sales to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company. The Company believes that this information is helpful in understanding underlying net sales trends.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Diluted Common Share

In addition to reporting net income (loss) attributable to Dentsply Sirona and earnings (loss) per diluted common share in accordance with US GAAP, the Company provides adjusted net income (loss) and adjusted earnings (loss) per diluted common share (“adjusted EPS”) measures. The Company defines "adjusted net income (loss)" as net income (loss) attributable to Dentsply Sirona excluding certain items as noted below. Adjusted EPS is calculated by dividing adjusted net income (loss) by diluted common shares outstanding.

The adjusted net income (loss) attributable to Dentsply Sirona consists of net income (loss) attributable to Dentsply Sirona adjusted to exclude the following:

(1) Business combination related costs and fair value adjustments. These adjustments include costs related to integrating and consummating mergers and recently acquired businesses, as well as costs, gains and losses related to the disposal of businesses or significant product lines. In addition, this category includes the roll off to the consolidated statements of operations of fair value adjustments related to business combinations, except for amortization expense noted below. These items are irregular in timing and as such may not be indicative of past and future performance of the Company and are therefore excluded to allow investors to better understand underlying operating trends.

(2) Restructuring program related costs and other costs. These adjustments include costs related to the implementation of restructuring initiatives as well as certain other costs. These costs can include, but are not limited to, severance costs, facility closure costs, lease and contract termination costs, related professional service costs, duplicate facility and labor costs associated with specific restructuring initiatives, as well as legal settlements and impairments of assets. These items are irregular in timing, amount and impact to the Company’s financial performance. As such, these items may not be indicative of past and future performance of the Company and are therefore excluded for the purpose of understanding underlying operating trends.

(3) Amortization of purchased intangible assets. This adjustment excludes the periodic amortization expense related to purchased intangible assets. Amortization expense has been excluded from adjusted net income attributable to Dentsply Sirona to allow investors to evaluate and understand operating trends excluding these large non-cash charges.

(4) Credit risk and fair value adjustments. These adjustments include both the cost and income impacts of adjustments in certain assets and liabilities including the Company’s pension obligations, that are recorded through net income which are due solely to the changes in fair value and credit risk. These items can be variable and driven more by market conditions than the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

(5) Income tax related adjustments. These adjustments include both income tax expenses and income tax benefits that are representative of income tax adjustments mostly related to prior periods, as well as the final settlement of income tax audits, and discrete tax items resulting from the implementation of restructuring initiatives and the vesting and exercise of employee share-based compensation. These adjustments are irregular in timing and amount and may significantly impact the Company’s operating performance. As such, these items may not be indicative of past and future performance of the Company and therefore are excluded for comparability purposes.

The "adjusted net income (loss)" and "adjusted EPS" measures are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP. Income tax related adjustments may include the impact to adjust the interim effective income tax rate to the expected annual effective tax rate.

Both adjusted net income (loss) and adjusted EPS are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted net income (loss) and adjusted EPS. The performance of the Company is measured on these metrics along with other performance metrics.

The Company discloses adjusted net income (loss) and adjusted EPS to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.
Adjusted Operating Income (Loss) and Margin

In addition to reporting operating income (loss) in accordance with US GAAP, the Company provides adjusted operating income (loss) and margin. The Company defines "adjusted operating income (loss)" as operating income (loss) in accordance with US GAAP excluding certain items noted above which are excluded on a pre-tax basis to arrive at adjusted operating income (loss), a Non-GAAP measure. The adjusted operating margin is calculated by dividing adjusted operating income (loss) by net sales.

The "adjusted operating income (loss)" and "adjusted operating margin" measures are not calculated in accordance with accounting principles generally accepted in the United States; therefore, these items represent Non-GAAP measures. These Non-GAAP measures may differ from those used by other companies and should not be considered in isolation from, or as a substitute for, measures of financial performance prepared in accordance with US GAAP.

Both adjusted operating income (loss) and adjusted operating margin are important internal measures for the Company. The Company's senior management receives a monthly analysis of operating results that includes adjusted operating income (loss) and margin. The performance of the Company is measured on these metrics along with the adjusted net income (loss) and adjusted EPS metrics noted above as well as other performance metrics.

The Company discloses adjusted operating income (loss) and margin to allow investors to evaluate the performance of the Company’s operations exclusive of certain items that impact the comparability of results from period to period and may not be indicative of past or future performance of the normal operations of the Company and certain large non-cash charges related to intangible assets either purchased or acquired through a business combination. The Company believes that this information is helpful in understanding underlying operating trends and cash flow generation.

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

A reconciliation of reported net sales to organic sales by geographic region is as follows:

	Three Months Ended September 30, 2020				Q3 2020 Change				Three Months Ended September 30, 2019
(in millions, except percentages)	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total	U.S.	Europe	ROW	Total

Net sales	$318.7	$350.8	$225.3	$894.8	(5.4%)	(2.9%)	(14.6%)	(7.0%)	$337.0	$361.4	$263.7	$962.1
Foreign exchange impact					0.6%	3.9%	(1.3%)	1.3%
Acquisitions and divestitures					0.3%	(0.9%)	—%	(0.2%)
Discontinued products					0.1%	1.1%	1.2%	0.7%
Organic sales					(6.4%)	(7.0%)	(14.5%)	(8.8%)

A reconciliation of reported net sales to organic sales by segment is as follows:

	Three Months Ended September 30, 2020			Q3 2020 Change			Three Months Ended September 30, 2019
(in millions, except percentages)	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total	Technologies & Equipment	Consumables	Total

Net sales	$503.8	$391.0	$894.8	(5.7%)	(8.6%)	(7.0%)	$534.5	$427.6	$962.1
Foreign exchange impact				1.9%	0.6%	1.3%
Acquisitions and divestitures				(0.4%)	—%	(0.2%)
Discontinued products				1.3%	0.1%	0.7%
Organic sales				(8.5%)	(9.3%)	(8.8%)

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended September 30, 2020, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended September 30, 2020	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended September 30, 2020

GROSS PROFIT	$442.3	30.2	32.3	1.3	—	—	—	$63.8	$506.1
% OF NET SALES	49.4%								56.6%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	341.9	(18.6)	(13.9)	(0.3)	—	—	—	(32.8)	309.1
% OF NET SALES	38.2%								34.5%
RESTRUCTURING AND OTHER COSTS	18.7	—	(18.7)	—	—	—	—	(18.7)	—
OPERATING INCOME	81.7	48.8	64.9	1.6	—	—	—	115.3	197.0
% OF NET SALES	9.1%								22.0%
OTHER INCOME AND EXPENSE	15.0	—	—	—	(2.3)	—	—	(2.3)	12.7
INCOME BEFORE INCOME TAXES	66.7	48.8	64.9	1.6	2.3	—	—	117.6	184.3
PROVISION FOR INCOME TAXES	12.5	—	—	—	—	31.6	(6.7)	24.9	37.4
% OF PRE-TAX INCOME	18.7%								20.3%
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	0.4							—	0.4
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$53.8							$92.7	$146.5
% OF NET SALES	6.0%								16.4%
EARNINGS PER SHARE - DILUTED	$0.25							$0.42	$0.67

For the three months ended September 30, 2020, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Asset impairments	Costs related to restructuring plans	Professional services costs	Incentive compensation	Other	Total

Cost of products sold	$—	$32.3	$—	$—	$—	$32.3
Selling, general, and administrative expenses	—	1.3	12.0	0.6	—	13.9
Restructuring and other costs	2.2	15.7	—	—	0.8	18.7
Total	$2.2	$49.3	$12.0	$0.6	$0.8	$64.9

DENTSPLY SIRONA INC. AND SUBSIDIARIES
(In millions, except percentages)
(unaudited)

For the three months ended September 30, 2019, a reconciliation of selected items as reported in the Condensed Consolidated Statements of Operations to adjusted Non-GAAP items is as follows:

	GAAP								ADJUSTED NON-GAAP
(in millions, except per share amounts and percentages)	Three Months Ended September 30, 2019	Amortization of Purchased Intangible Assets	Restructuring Program Related Costs and Other Costs	Business Combination Related Costs and Fair Value Adjustments	Credit Risk and Fair Value Adjustments	Tax Impact of Non-GAAP Adjustments	Income Tax Related Adjustments	Total Non-GAAP Adjustments	Three Months Ended September 30, 2019

GROSS PROFIT	$514.0	28.8	3.6	1.5	—	—	—	$33.9	$547.9
% OF NET SALES	53.4%								56.9%
SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES	399.3	(18.6)	(4.8)	(0.3)	—	—	—	(23.7)	375.6
% OF NET SALES	41.5%								39.0%
RESTRUCTURING AND OTHER COSTS	5.2	—	(5.2)	—	—	—	—	(5.2)	—
OPERATING INCOME	109.5	47.4	13.6	1.8	—	—	—	62.8	172.3
% OF NET SALES	11.4%								17.9%
OTHER INCOME AND EXPENSE	3.0	—	0.4	—	(1.6)	—	—	(1.2)	1.8
INCOME BEFORE INCOME TAXES	106.5	47.4	13.2	1.8	1.6	—	—	64.0	170.5
PROVISION FOR INCOME TAXES	21.5	—	—	—	—	16.5	4.2	20.7	42.2
% OF PRE-TAX INCOME	20.2%								24.8%
NET INCOME ATTRIBUTABLE TO DENTSPLY SIRONA	$85.0							$43.3	$128.3
% OF NET SALES	8.8%								13.3%
EARNINGS PER SHARE - DILUTED	$0.38							$0.19	$0.57

For the three months ended September 30, 2019, the following table presents the details of the "Restructuring program related costs and other costs" column in the above table and the affected line item in the Consolidated Statements of Operations:

(in millions)	Asset impairments	Sale or discontinuation of non-strategic business or product lines	Costs related to restructuring plans	Professional services costs	Incentive Compensation	Other	Total

Cost of products sold	$—	$3.0	$—	$—	$—	$0.6	$3.6
Selling, general, and administrative expenses	—	(0.8)	—	5.2	0.7	(0.3)	4.8
Restructuring and other costs	3.8	—	(1.9)	—	—	3.3	5.2
Interest expense, Interest income, and Other expense (income), net	—	(0.4)	—	—	—	—	(0.4)
Total	$3.8	$1.8	$(1.9)	$5.2	$0.7	$3.6	$13.2